Exhibit 99.1

RiskMetrics Group Reports Second Quarter 2009 Results

New York, August 4, 2009 - RiskMetrics Group Inc. (NYSE: RMG), a leading provider of risk management and corporate governance products and services to participants in the global financial markets, today announced its financial results for the second quarter ended June 30, 2009.

Earnings Highlights:  See Tables C, D and H through K for a reconciliation of GAAP and Non-GAAP financial measures.

(Note: Percentage changes are referenced to the comparable period in fiscal year 2008, unless otherwise noted.)

•                  Second quarter 2009 revenues increased 1.9% to $75.5 million and revenue for the six months ended June 30, 2009 increased 5.2% to $152.9 million.

•                  Second quarter 2009 Adjusted EBITDA increased 14.3% to $27.1 million, with an Adjusted EBITDA margin of 35.9%.  Adjusted EBITDA for the six months ended June 30, 2009 increased 20.3% to $56.5 million with an Adjusted EBITDA margin of 36.9%.

•                  GAAP EPS for second quarter 2009 was $0.11, up from $0.08 in the prior year.

•                  Adjusted EPS (before amortization of intangibles, one-time costs, and stock-based compensation) for the second quarter 2009 was $0.18, up from $0.15 in the prior year.

“We achieved second quarter Adjusted EBITDA growth of 14.3% and continued to expand Adjusted EBITDA margin against the backdrop of slowing revenue growth in a difficult financial market.” said Ethan Berman, Chief Executive Officer of RiskMetrics Group.

Selected Financial Information (unaudited)

All amounts (except share and per share information) are in thousands, unless indicated otherwise.

TABLE A

	Three Months Ended
	June 30,
	2009	2008	% Change
Revenues:
Risk	$39,421	$38,828	1.5%
ISS	36,107	35,298	2.3%
Total Revenues	75,528	$74,126	1.9%
Operating Cost and Expenses:
Adjusted EBITDA expenses (1)	48,398	50,383	(3.9)%
Other operating expenses (2)	10,584	9,641	9.8%
Total operating costs and expenses	58,982	60,024	(1.7)%

Income from operations	16,546	14,102	17.3%

Other expense	(5,073)	(5,000)	1.5%
Income before income taxes	11,473	9,102	26.0%
Provision for income taxes	4,262	3,556	19.9%
Net income – GAAP	$7,211	$5,546	30.0%

EPS (diluted) - GAAP	$0.11	$0.08
Adjusted Net income (3)	$12,470	$10,096	23.5%
Adjusted EPS (diluted) (3)	$0.18	$0.15
Adjusted EBITDA (4)	$27,130	$23,743	14.3%
Adjusted EBITDA margin	35.9%	32.0%

	Six Months Ended
	June 30,
	2009	2008	% Change
Revenues:
Risk	$79,615	$73,264	8.7%
ISS	73,294	72,082	1.7%
Total Revenues	152,909	$145,346	5.2%
Operating Cost and Expenses:
Adjusted EBITDA expenses (1)	96,420	98,400	(2.0)%
Other operating expenses (2)	21,242	20,793	2.2%
Total operating costs and expenses	117,662	119,193	(1.3)%

Income from operations	35,247	26,153	34.8%

Other expense	(10,266)	(16,477)	(37.7)%
Income before income taxes	24,981	9,676	*
Provision for income taxes	9,243	3,783	*
Net income - GAAP	$15,738	$5,893	*

EPS (diluted) - GAAP	$0.23	$0.09
Adjusted Net income (3)	$26,481	$18,852	40.5%
Adjusted EPS (diluted) (3)	$0.39	$0.28
Adjusted EBITDA (4)	$56,489	$46,946	20.3%
Adjusted EBITDA margin	36.9%	32.3%

* Exceeds 100%

 (1) Represents cost of revenues, research and development, selling and marketing and general and administrative expenses, excluding stock-based compensation and one time charges.  Refer to tables H through K for a reconciliation to the comparable GAAP measure.

(2) Represents depreciation and amortization of property and equipment, amortization of intangible assets, one-time costs, loss on disposal of property and equipment, and stock-based compensation.  Refer to tables H through K for a reconciliation to the comparable GAAP measure.

(3) Represents net income and EPS before amortization of intangible assets, one-time costs, and stock-based compensation. Refer to table D for a reconciliation to the comparable GAAP measure.

(4) Represents net income before interest expense, interest income, income tax expense, depreciation, amortization, non-cash stock based compensation expense and one-time costs.  Refer to table C for a reconciliation to the comparable GAAP measure.

Second Quarter 2009 Results Compared to Second Quarter 2008 Results

Second Quarter 2009 Revenues

Total revenues for the second quarter of 2009 (“Q2 2009”) were $75.5 million, up 1.9% from $74.1 million in the second quarter of 2008 (“Q2 2008”).   Q2 2009 revenue includes $1.5 million from Innovest, which was acquired on March 2, 2009.  Q2 2009 consolidated revenues decreased $1.9 million, or 2.4%, compared to the first quarter of 2009.  The sequential decline in revenue is due to a $1.1 million decline in recurring revenue as a result of lower renewal rates and a $0.8 million decline in non-recurring revenues, primarily due to the seasonality of ISS Corporate Advisory Services, which are historically strongest in the first quarter.

Changes in foreign currency exchange rates (principally the strengthening of the US dollar) in Q2 2009 compared to Q2 2008 had a negative impact on consolidated revenue of $1.1 million. Revenue growth for Q2 2009, excluding the impact of foreign currency, was approximately 4%.

On a business segment level, Q2 2009 Risk revenues were $39.4 million, a 1.5% increase over Q2 2008.  Risk revenue growth declined from 16.7% in Q1 09 due to lower new sales, higher non-renewal rates, particularly in the hedge fund sector and negative currency impacts.

ISS revenues were $36.1 million in Q2 2009, a 2.3% increase over Q2 2008. On a product level, total Governance Services (mainly Proxy Research and Voting Services) revenues of $22.6 million for Q2 2009 decreased 3.3% from Q2 2008 primarily due to a decrease in proxy research and voting revenues partially offset by an increase in SCAS revenues.  Financial Research and Analysis (“FR&A”) revenues of $13.5 million for Q2 2009 increased 13.3%, or $1.6 million, over Q2 2008.  The increase in FRA&A revenue was primarily due to the Innovest acquisition and increased Corporate Advisory Services revenue partially offset by a decline in CFRA revenue due to lower renewal rates.

Second Quarter 2009 Adjusted EBITDA Expenses

Adjusted EBITDA expenses, which exclude depreciation and amortization of property and equipment, amortization of intangible assets, one-time costs, non-cash stock-based compensation expense, interest, dividend and investment income (expense) and income tax expense, of $48.4 million decreased $2.0 million, or 3.9%, compared to Q2 2008.  Changes in foreign currency exchange rates (principally the strengthening of the US dollar) in Q2 2009 compared to Q2 2008 had a favorable impact on reported operating expenses of $3.2 million.

Q2 2009 Adjusted EBITDA expenses of $48.4 million increased slightly compared to Q1 2009 Adjusted EBITDA expenses of $48.0 million.  The sequential increase in Q2 2009 Adjusted EBITDA expenses is primarily due to a Q1 2009 one-time $0.8 million data reduction cost from a vendor partially offset by increased foreign currency gains.

Compensation expense, which accounted for 70.4% of total Adjusted EBITDA expenses, increased by 2.4% to $34.1 million for Q2 2009 compared to Q2 2008 due to increased salaries and benefits partially offset by lower commissions and favorable changes in foreign currency exchange rates.

Non-compensation expenses decreased to $14.3 million, or 16.4%, for Q2 2009 from Q2 2008, due mainly to decreases in marketing and travel and entertainment expenses, reduced accounting and SOX 404 costs and favorable changes in foreign currency exchange rates.

Adjusted EBIDTA expenses represented approximately 64.1% of total revenues during Q2 2009, compared with 68.0% in Q2 2008.

Second Quarter 2009 Adjusted EBITDA

Consolidated Adjusted EBITDA increased 14.3% to $27.1 million in Q2 2009 from $23.7 million in Q2 2008.  EBITDA, including stock based compensation expense of $2.3 million, was $24.8 million in Q2 2009.

The Adjusted EBITDA margin expanded 390 basis points to 35.9% in Q2 2009, compared with 32.0% in Q2

2008 as revenues continued to grow at a higher rate than Adjusted EBITDA expenses.

On a segment level, the Risk business generated Adjusted EBITDA of $16.2 million, which was a 15.2% increase over Q2 2008. The Q2 2009 Risk Adjusted EBITDA Margin was 41.1% as compared to 36.3% in Q2 2008 as revenues grew by 1.5% and Adjusted EBITDA expenses decreased by 6.2%.

ISS generated Adjusted EBITDA of $10.9 million in Q2 2009 which was an 13.0% increase over Q2 2008. The Q2 2009 ISS Adjusted EBITDA Margin was 30.2% as compared to 27.4% in Q2 2008 as revenues grew by 2.3% and Adjusted EBITDA expenses decreased by 1.7%.

“Despite decelerating revenue growth, we continue to expand our EDITDA margins through prudent cost management and leveragability of our business model” said David Obstler, Chief Financial Officer of RiskMetrics Group.

Second Quarter 2009 Other Operating Expenses and Income from Operations

Consolidated Q2 2009 income from operations was $16.5 million, an increase of 17.3% compared to $14.1 million in Q2 2008.  Other operating expenses (stock based compensation, depreciation, amortization, one-time charges and loss on disposal of fixed assets) of $10.5 million grew by $0.9 million compared to Q2 2008 primarily due to a $0.4 million increase in stock based compensation and $0.4 million increase in amortization as a result of intangibles acquired in connection with the Innovest acquisition.

Second Quarter 2009 Interest, Dividend, Investment and Other Income (Expense), Net

Net interest, dividend, investment and other expense of $5.1 million for Q2 2009 was flat compared to Q2 2008 due to decreased interest expense from debt borrowings offset by lower interest yields on interest income.

Second Quarter 2009 Net Income and EPS

Net income for Q2 2009 of $7.2 million increased from $5.5 million for Q2 2008. GAAP EPS (diluted) increased to $0.11 for Q2 2009 from $0.08 in Q2 2008.

Adjusted net income, as defined in Table D, increased to $12.5 million in Q2 2009 from $10.1 million in Q2 2008. Adjusted EPS increased to $0.18 for Q2 2009 from $0.15 in Q2 2008.

Six Months ended June 30, 2009 Results Compared to Six months ended June 30, 2008 Results

Six months 2009 Revenues

Total revenues for the six months ended June 30, 2009 were $152.9 million, up 5.2% from $145.3 million over the comparable prior year period.   Six months 2009 revenue includes $2.0 million from Innovest, which was acquired on March 2, 2009.  Changes in foreign currency exchange rates (principally the strengthening of the US dollar) in the six months ended June 30, 2009 compared to the comparable prior period had a negative impact on consolidated revenue of $1.3 million. Revenue growth for the six months 2009, excluding the impact of foreign currency, was approximately 6%.

On a business segment level, Risk revenues for the six months ended June 30, 2009 were $79.6 million, a 8.7% increase over the comparable period in 2008.  This was primarily driven by 8.4% growth in RiskManager revenue resulting from new sales in the asset management and hedge fund sectors in 2008 partially offset by declining renewal rates.

ISS revenues were $73.3 million for the six months ended June 30, 2009, a 1.7% increase over the comparable 2008 period. On a product level, total Governance Services (mainly Proxy Research and Voting Services) revenues of $45.7 million for the six months ended June 30, 2009 were flat with the comparable period in 2008.  Financial Research and Analysis (“FR&A”) revenues of $27.6 million for the six months ended June 30, 2009 increased 4.8%, or $1.3 million, over the comparable period in 2008.  The increase in FRA&A revenue was primarily due to the Innovest acquisition, increased ES&G and Corporate Advisory Service revenue partially offset by a decline in CFRA revenue.

Six months 2009 Adjusted EBITDA Expenses

Adjusted EBITDA expenses of $96.4 million decreased $2.0 million, or 2%, compared to six months ended June 30, 2008.  Changes in foreign exchange rates (principally the strengthening of the US dollar) in the six months ended June 30, 2009 compared to the comparable period in 2008 had a favorable impact on reported operating expenses of $4.1 million.

Compensation expense, which accounted for 70.4% of total Adjusted EBITDA expenses, increased by 1.9% to $67.8 million for the six months ended June 30, 2009 compared to the comparable period in 2008 due to increased salaries and benefits partially offset by lower commissions and favorable changes in foreign exchange rates.

Non-compensation expenses decreased to $28.6 million, or 10.2%, for the six months ended June 30, 2009 compared to the comparable period in 2008, due mainly to decreases in marketing, travel and entertainment expenses, reduced accounting and SOX 404 costs and favorable changes in foreign exchange rates.

Adjusted EBITDA expenses represented approximately 63.1% of total revenues during the six months ended June 30, 2009 compared with 67.7% in the comparable period 2008.

Six months 2009 Adjusted EBITDA

Consolidated Adjusted EBITDA increased 20.3% to $56.5 million in the six months ended June 30, 2009 from $46.9 million in the comparable period in 2008 as revenue grew 5.2% and Adjusted EBITDA expenses decreased 2.0%.

EBITDA, including stock based compensation expense of $4.1 million, was $52.4 million for the six months ended June 30, 2009.

The Adjusted EBITDA margin increased to 36.9% in the six months ended June 30, 2009, compared with 32.3% in the comparable 2008 period and 34.1% in full year 2008 (280 basis point expansion), as revenues continued to grow at a higher rate than Adjusted EBITDA expenses.

On a segment level, the Risk business generated Adjusted EBITDA of $33.4 million for the six months ended June 30, 2009 which was a 28.0% increase over the six months ended June 30, 2008.  The Risk Adjusted EBITDA Margin was 41.9% for the six months ended June 30, 2009 as compared to 35.6% in the six months ended June 30, 2008.

ISS generated Adjusted EBITDA of $23.1 million for the six months ended June 30, 2009 which was a 10.8% increase over the six months ended June 30, 20008.  The ISS Adjusted EBITDA Margin for the six months ended June 30, 2009 was 31.5% as compared to 29.0% in the six months ended June 30, 2008.

Six months 2009 Other Operating Expenses and Income from Operations

Consolidated six months 2009 income from operations was $35.2 million, an increase of 34.8% compared to $26.2 million in the comparable period in 2008.  Other operating expenses (stock based compensation, depreciation, amortization, one-time charges and loss on disposal of fixed assets) of $21.2 million increased $0.5 million compared to comparable period in 2008 primarily due to a $0.5 million increase in amortization expense as a result of intangible acquired in connection with the Innovest acquisition.

Six months 2009 Interest, Dividend, Investment and Other Income (Expense), Net

Net interest, dividend, investment and other expense decreased to $10.3 million for six months ended June 30, 2009 from $16.5 million in the comparable period in 2008.  The decrease in other expenses was mainly due to lower interest expense and one-time IPO and debt repayment-related costs of $5.0 million in 2008, which consisted of a $1.25 million debt prepayment penalty fee and a $1.4 million loss on a interest rate swap settlement, both included in the Other Expense line, as well as a non-cash $2.4 million debt issuance cost write-off, included in Interest Expense during 2008.

Six months 2009 Net Income and EPS

Net Income increased to $15.7 million for the six months ended June 30, 2009 from $5.9 million for the six months ended June 30, 2008.  Net income for the six months ended June 30, 2009 and 2008 includes $1.5 million and $6.3 million of one time charges, respectively.  GAAP EPS (diluted) for the six months ended June 30, 2009 increased to $0.23 from $0.09 in the comparable period in 2008.  EPS for the six months 2009 excluding one-time costs was $0.25.

The effective tax rate for the six months ended June 30, 2009 decreased to 37.0% from 39.1% in the comparable prior period.

Adjusted net income, as defined in Table D, increased to $26.5 million for the six months ended June 30, 2009 from $18.9 million in the comparable period in 2008.  Adjusted EPS increased to $0.39 for the six months ended June 30, 2009, from $0.28 in the comparable period in 2008.

Selected Operating Data

The Company believes that the following supplemental consolidated financial information is helpful to understanding the Company’s overall financial results.

Table B

	As of and for the
	Six Months Ended June 30
Operating Data	2009	2008

Annualized Contract Value (1)
Risk	$154,457	$155,435
% Growth	(0.6)%
ISS (2)	$124,752	$126,411
% Growth	(1.3)%
Annualized Contract Value	$279,209	$281,846
% Growth	(0.9)%

Recurring Revenue as a % of total revenue (3)
Risk	98.3%	98.7%
ISS	84.6%	86.5%
Recurring Revenue as a % of total revenue	91.8%	92.7%

Renewal Rate
Risk	80.5%	90.3%
ISS	81.2%	89.4%
Renewal Rate	80.8%	89.9%

Notes to Operating Data Table:

(1)        We define annualized contract value (“ACV”) as the aggregate value, on an annualized basis, of all recurring subscription contracts in effect on a reporting date.

(2)        Innovest was acquired on March 2, 2009 with $5.2 million of ACV, which is not included in ISS ACV as of June 30, 2008.  Innovest ACV does not include any contracts where fees are based on the clients’ asset under management, which currently as of June 30, 2009 approximated $0.8 million of annual revenue.

(3)        We define recurring revenue as a percentage of total revenue as revenue from subscription contracts divided by total revenue during the applicable period.

Overall, renewal rates were 80.8% for the six months ended June 30, 2009 as compared with 89.9% for the six months ended June 30, 2008. Risk achieved a renewal rate of 80.5% which decreased compared to the prior year renewal rate of 90.3%.   ISS had a renewal rate of 81.2% which decreased compared to the prior year renewal rate of 89.4%.

The Risk renewal rate declined mainly due to higher non-renewals rates in the alternative investment segment.  The ISS renewal rate declined primarily due to a decline in the proxy business renewal rate driven by budget constraints of clients, as well as significantly lower renewal rates in Corporate Services and CFRA products.

Annualized Contract Value as of June 30, 2009 was $279.2 million and decreased 0.9% compared to $281.8 million at June 30, 2008, with Risk ACV decreasing 0.6% (from $155.4 million to $154.5 million) and ISS ACV decreasing 1.3% (from $126.4 million to $124.8 million).  Consolidated ACV has been negatively impacted by $6.4 million in negative currency effects and positively impacted by $5.2 million from the acquisition of Innovest.  Excluding the impact of currency effects and the Innovest acquisition, consolidated ACV decreased 0.5% from June 30, 2008.

On a consolidated basis, the Company had $17.1 million of new ACV sales in the six months ended June 30, 2009, down 58.9% over the comparable period in 2008.  Q2 09 consolidated ACV sales were $8.9 million, up 8% from Q1 09 new sales of $8.2 million, with approximately 50% of new ACV sales coming from existing clients.

One times sales were $11.3 million for the six months ended June 30, 2009, up 4% over the comparable period in 2008.

Discussion of Cash Flow

As of June 30, 2009, cash and cash equivalents were $184.8 million, up $14.0 million compared to December 31, 2008.  In 2009, we completed the acquisition of Innovest which used $14.8 million of cash.  Operating activities for the six months ended 2009 provided cash of $28.1 million, compared to $18.5 million in 2008.

Capital expenditures increased to $4.3 million for the six months ended June 30, 2009 compared to $4.0 million in 2008.

Free Cash Flow (operating cash flow minus capital expenditures) for the six months ended June 30, 2009 increased to $23.8 million compared to $14.5 million for 2008.

Our cash flow tends to be lower in the beginning of each year due to year end bonuses and commissions paid during this period. As a result, we typically generate more cash flows from operations during the second half of the year than during the second half of the year.

2009 Guidance

As of August 4, 2009, the Company is providing the following update to its fiscal 2009 financial guidance:

•                  Revenue is expected to range from $300 to $305 million for the fiscal year ending December 31, 2009.

•                  Adjusted EBITDA is expected to range from $107 to $112 million for the fiscal year ending December 31, 2009.

Conference Call Information

The Company will hold a conference call to discuss results for the second quarter of 2009 today at 10 a.m. Eastern. The call will be hosted by Ethan Berman, Chief Executive Officer, and David Obstler, Chief Financial Officer, of RiskMetrics Group.  Investors can participate in the conference call by using the following dial-in details:

US Toll free dial-in	866.362.4832
International dial-in	617.597.5364
Passcode	54229075

In addition, investors can access the conference call (as well as a replay of the call) directly from the RiskMetrics Group Investor Relations Web Site at http://investor.riskmetrics.com.

RiskMetrics Group Contact:

Sarah Cohn

sarah.cohn@riskmetrics.com

212.354.4643

About RiskMetrics Group

RiskMetrics Group is a leading provider of risk management and corporate governance products and services to participants in the global financial markets. By bringing transparency, expertise and access to the financial markets, RiskMetrics Group helps investors better understand and manage the risks associated with their financial holdings. Our solutions address a broad spectrum of risk across our clients’ financial assets. Headquartered in New York with 20 global offices, RiskMetrics Group services some of the most prestigious institutions and corporations worldwide.

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in the Company’s December 31, 2008 Annual Form 10-K which was filed with the Securities and Exchange Commission on February 27, 2009. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

RiskMetrics Group (the “Company”) has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA expenses, other operating expenses, Adjusted Net Income, Adjusted EPS and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Adjusted EBITDA

The table below sets forth a reconciliation of Net Income to Adjusted EBITDA on our historical results:

Table C

	Three months ended June 30,			Six months ended June 30,
	2009		2008	2009		2008
Net income	$7,211		$5,546	$15,738		$5,893
Interest, other expense, net	5,073		5,000	10,266		16,477
Income tax expense	4,262		3,556	9,243		3,783
Depreciation and amortization of property and equipment	2,109		2,165	4,064		4,280
Amortization of intangible assets	5,883		5,456	11,475		10,912
Stock-based compensation	2,275		2,016	4,083		5,377
Non-recurring expenses	190	(a)	—	1,493	(b)	198	(a)
Loss on disposal of property and equipment	127		4	127		26
Adjusted EBITDA	$27,130		$23,743	$56,489		$46,946

(a)          Represents lease exist costs.

(b)         Represents employee severance, acquisition costs, and lease exit costs incurred.

Adjusted EBITDA, as defined in our credit facility, represents net income (loss) before interest expense, interest income, income tax expense (benefit), depreciation and amortization of property and equipment, amortization of intangible assets, impairment of goodwill and intangible assets, non-cash stock-based compensation expense and extraordinary or non-recurring charges or expenses. It is a material metric used by our lenders in evaluating compliance with the maximum consolidated leverage ratio covenant in our credit facility. The maximum consolidated leverage ratio covenant, as defined in our credit facilities, represents the ratio of total indebtedness as compared to Adjusted EBITDA, and can not exceed a maximum ratio range which declines from 8.50 to 3.00 over the life of the credit facilities. Non-compliance with this covenant could result in us being required to immediately repay our outstanding indebtedness under our credit facility. Adjusted EBITDA is also a metric used by management to measure operating performance and for planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability.

We also present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide more consistent comparisons from period to period by excluding potential differences caused by variations in capital structure (affecting interest expense), tax position (such as the impact on periods of changes in effective tax rates or net operating losses), the age and book depreciation of fixed assets (affecting relative depreciation expense), acquisitions (affecting amortization expense) and compensation plans (affecting stock-based compensation expense).

Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Adjusted EBITDA Expenses

Adjusted EBITDA expenses represent cost of revenues, research and development, selling and marketing and general administrative expenses, excluding stock-based compensation. Adjusted EBITDA expenses represent expenses which are classified as reductions to Adjusted EBITDA, as defined in our credit facility.  Adjusted EBITDA is also a metric used by management to measure operating performance and for planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability.

Other Operating Expenses

Other operating expenses represent stock-based compensation, depreciation and amortization of property and equipment, amortization of intangible assets and loss on disposal of property and equipment. Other operating expenses represent expenses which are classified as reductions to Adjusted EBITDA, as defined in our credit facility.

Adjusted Net Income and EPS

We define adjusted net income and adjusted EPS as net income (earnings per share) before amortization of intangibles, one-time costs, impairment charges and stock-based compensation.  A reconciliation from net income and EPS to Adjusted net income and EPS is set forth below

Table D

	Three months ended June 30,
	2009		2008
	$ Amount		$ Amount

GAAP - Net Income	$7,211		$5,546
Plus: One-time Costs	190	(1)
Plus: Stock-Based Compensation	2,275		2,016
Plus: Amortization of Intangible Assets	5,883		5,456
Income tax effect	(3,089)		(2,922)
Adjusted Net income before, stock-based compensation, amortization of intangibles and one-time costs	$12,470		$10,096

Adjusted EPS – diluted	$0.18		$0.15
Diluted Shares	68,050,544		68,046,927

	Six months ended June 30,
	2009		2008
	$ Amount		$ Amount

GAAP - Net Income	$15,738		$5.893
Plus: One-time Costs	1,494	(2)	6,348	(3)
Plus: Non IPO Stock-Based Compensation	4,083		4,020
Plus: Amortization of Intangible Assets	11,475		10,912
Income tax effect	(6,309)		(8,321)
Adjusted Net income before, stock-based compensation, amortization of intangibles and one-time costs	$26,481		$18,852

Adjusted EPS – diluted	$0.39		$0.28
Diluted Shares	67,729,199		66,428,885

(1)  Includes lease exist costs during the three months ended June 30, 2009.

(2)  Includes one-time expenses which include employee severance costs of $0.5 million, $0.8 million for lease exit costs and $0.2 million for Innovest acquisition related costs during the six months ended June 30, 2009.

(3) Includes one-time expenses incurred as a result of the IPO, which include $1.4 million of stock-based compensation related to IPO stock option grants, a $1.2 million debt prepayment penalty fee, a $2.4 million write-off of debt issuance costs and a $1.4 million loss on an interest rate swap settlement, during the six months ended June 30, 2008.

Free Cash Flow

We define free cash flow as net cash provided by operating activities from continuing operations minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.

Historical GAAP Financial Statements
Tables E through G presents the historical GAAP financial statements of RiskMetrics Group as of and for the three and six months ended June 30, 2009.

TABLE E

RISKMETRICS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS JUNE 30, 2009 AND 2008

(UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended		Six Months ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUES	$75,528	$74,126	$152,909	$145,346
OPERATING COSTS AND EXPENSES:
Cost of revenues	22,935	23,176	46,257	45,880
Research and development	11,171	10,405	21,308	20,866
Selling and marketing	7,501	9,280	14,568	18,486
General and administrative	9,256	9,538	19,863	18,743
Depreciation and amortization of property and equipment	2,109	2,165	4,064	4,280
Amortization of intangible assets	5,883	5,456	11,475	10,912
Loss on disposal of property and equipment	127	4	127	26
Total operating costs and expenses (1)	58,982	60,024	117,662	119,913
INCOME FROM OPERATIONS	16,546	14,102	35,247	26,153

INTEREST, DIVIDEND, INVESTMENT, AND OTHER INCOME (EXPENSE), NET:

Interest, dividend and investment income	100	618	293	1,241
Interest expense	(5,173)	(5,618)	(10,559)	(15,105)
Other expenses	—	—	—	(2,613)
Total interest, dividend, investment, and other income (expense), net	(5,073)	(5,000)	(10,266)	(16,477)
INCOME BEFORE PROVISION FOR INCOME TAXES	11,473	9,102	24,981	9,676
PROVISION FOR INCOME TAXES	4,262	3,556	9,243	3,783
NET INCOME	$7,211	$5,546	$15,738	$5,893

NET INCOME PER SHARE:
Basic	$0.12	$0.09	$0.26	$0.10
Diluted	$0.11	$0.08	$0.23	$0.09

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:

Basic	61,665,981	60,522,656	61,565,927	58,842,179
Diluted	68,050,544	68,046,927	67,729,199	66,428,885

 (1) Includes stock-based compensation expense of $2,275, $2,016, $4,083 and $5,377 for three and six months ended June 30, 2009 and 2008, respectively.

TABLE F

RISKMETRICS GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

 (In thousands, except share amounts)

	June 30, 2009	December 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$184,796	$170,799
Accounts receivable, net	35,729	42,319
Deferred tax assets	2,453	2,092
Income taxes receivable	666	4,562
Other receivables and prepaid expenses	9,018	5,666
Total current assets	232,662	225,438
Intangibles—net	142,645	148,340
Goodwill	318,700	308,613
Property and equipment—net	16,138	15,400
Deferred financing costs	4,708	5,227
Other assets	2,379	1,995
TOTAL ASSETS	$717,232	$705,013
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$5,222	$1,981
Accrued expenses	28,776	40,174
Debt, current portion	2,966	2,224
Deferred revenue, current portion	109,850	109,525 ,
Other current liabilities	221	211
Total current liabilities	147,035	154,115
LONG-TERM LIABILITIES
Debt	286,912	288,395
Deferred tax liabilities	28,232	31,405
Deferred revenue	1,073	1,364
Other long-term liabilities	21,695	26,567
Total liabilities	$484,947	$501,846

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value—200,000,000 authorized; 62,062,945 and 61,673,960 issued and 61,819,791 and 61,430,806 outstanding at June 30, 2009 and December 31, 2008, respectively	$621	$617
Treasury stock—243,154 shares	(579)	(579)
Additional paid-in capital	438,835	431,781
Accumulated other comprehensive loss	(10,933)	(17,255)
Accumulated deficit	(195,659)	(211,397)
Total stockholders’ equity	232,285	203,167
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$717,232	$705,013

TABLE G

RISKMETRICS GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(UNAUDITED)

(Amounts in thousands)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,738	$5,893
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	4,064	4,280
Provision for bad debts	417	763
Amortization of intangible assets	11,475	10,912
Amortization of debt issuance costs	520	2,930
Stock-based compensation	4,083	5,377
Tax benefit associated with exercise of stock options	(1,005)	(1,458)
Loss on disposal of fixed assets	127	26
Changes in assets and liabilities (net of assets and liabilities acquired):
Decrease (increase) in accounts receivable	8,248	(21,650)
Decrease in income and deferred taxes	(577)	2,690
Increase in other receivables and prepaid expenses	(3,714)	(1,732)
Increase in other assets	(438)	(103)
Increase (decrease) in deferred revenue	(924)	14,121
Increase in trade accounts payable	3,159	939
Decrease in accrued expenses and other liabilities	(13,074)	(4,485)
Net cash provided by operating activities	28,099	18,503
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,301)	(3,992)
Payment for intangible asset	—	(1,000)
Payment of deferred purchase price	(174)	(139)
Cash paid to acquire Innovest (net of cash acquired of $1,190)	(14,806)	—
Net cash used in investing activities	(19,281)	(5,131)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt	(741)	(132,131)
Gross proceeds from equity offering	—	197,400
Equity offering expenses	—	(1,331)
Excess tax benefit associated with exercise of stock options	1,005	1,458
Proceeds from exercise of stock options	1,970	2,959
Net cash provided by financing activities	2,234	68,355
EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,945	(945)
NET INCREASE IN CASH AND CASH EQUIVALENTS	13,997	80,782
CASH AND CASH EQUIVALENTS—Beginning of period	170,799	27,455
CASH AND CASH EQUIVALENTS—End of period	$184,796	$108,237
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$9,949	$11,978
Cash paid for taxes	$9,390	$880
NON CASH INVESTING AND FINANCING ACTIVITIES:
Tax benefit associated with exercise of ISS stock options	$75	$596

Supplemental Information and Non-GAAP Reconciliations

The tables below set forth a reconciliation of GAAP costs of revenues, research and development, selling and marketing and general and administrative expenses to Adjusted EBITDA expenses and other operating expenses:

Table H

RISKMETRICS GROUP, INC.

UNAUDITED AS ADJUSTED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2009

(AMOUNTS IN THOUSANDS)

	RISKMETRICS GROUP, INC. APRIL 1 TO JUNE 30, 2009	ADJUSTMENTS		AS ADJUSTED

Revenues	$75,528			$75,528

Operating cost and expenses:
Cost of revenues	22,935	(761	)(A)	22,174
Research and development	11,171	(609	)(A)	10,562
Selling and marketing	7,501	(425	)(A)	7,076
General and administrative	9,256	(480	)(A)	8,586
		(190	)(B)
Total adjusted EBITDA expenses	50,863	(2,465)		48,398

Depreciation and amortization of property and equipment	2,109			2,109
Amortization of intangible assets	5,883			5,883
Loss on disposal of property and equipment	127			127
Total other operating expenses	8,119	2,465		10,584

Total operating expenses	58,982			58,982

Income from operations	16,546			16,546

Interest, dividend, investment and other income (expense), net
Interest, dividend and investment income	100			100
Interest expense	(5,173)			(5,173)
Other expenses	—			—
Interest, dividend, investment and other income (expense), net	(5,073)			(5,073)

Income before provision for income taxes	11,473			11,473

Provision for income taxes	4,262			4,262

Net income	$7,211	$		$7,211

The following adjustments are included in the preparation of the statement of income:

(A)                              Reclassification of stock-based compensation from adjusted EBITDA expenses to other operating expenses.

(B)                                Reclassification of non-recurring lease exit costs from adjusted EBITDA expenses to other operating expenses.

Table I

RISKMETRICS GROUP, INC.

UNAUDITED AS ADJUSTED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(AMOUNTS IN THOUSANDS)

	RISKMETRICS GROUP, INC. JANUARY 1 TO JUNE 30, 2009	ADJUSTMENTS		AS ADJUSTED

Revenues	$152,909			$152,909

Operating cost and expenses:
Cost of revenues	46,257	(1,371	)(A)	44,886
Research and development	21,308	(1,129	)(A)	20,179
Selling and marketing	14,568	(763	)(A)	13,805
General and administrative	19,863	(820	)(A)	17,550
		(1,493	)(B)
Total adjusted EBITDA expenses	101,996	(5,576)		96,420

Depreciation and amortization of property and equipment	4,064			4,064
Amortization of intangible assets	11,475			11,475
Loss on disposal of property and equipment	127			127
Total other operating expenses	15,666	5,576		21,242

Total operating expenses	117,662			117,662

Income from operations	35,247			35,247

Interest, dividend, investment and other income (expense), net
Interest, dividend and investment income	293			293
Interest expense	(10,559)			(10,559)
Other expenses	—			—
Interest, dividend, investment and other income (expense), net	(10,266)			(10,266)

Income before provision for income taxes	24,981			24,981

Provision for income taxes	9,243			9,243

Net income	$15,738	$		$15,738

The following adjustments are included in the preparation of the statement of income:

(A)                            Reclassification of stock-based compensation from adjusted EBITDA expenses to other operating expenses.

(B)                              Reclassification of non-recurring employee severance, lease exit costs, and transactions costs from adjusted EBITDA expenses to other operating expenses.

Table J

RISKMETRICS GROUP, INC.

UNAUDITED AS ADJUSTED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2008

(AMOUNTS IN THOUSANDS)

	RISKMETRICS GROUP, INC. APRIL 1 TO JUNE 30, 2008	ADJUSTMENTS		AS ADJUSTED

Revenues	$74,126			$74,126

Operating cost and expenses:
Cost of revenues	23,176	(440	)(A)	22,736
Research and development	10,405	(671	)(A)	9,734
Selling and marketing	9,280	(632	)(A)	8,648
General and administrative	9,538	(273	)(A)	9,265
Total adjusted EBITDA expenses	52,399	(2,016)		50,383

Depreciation and amortization of property and equipment	2,165			2,165
Amortization of intangible assets	5,456			5,456
Loss on disposal of property and equipment	4			4
Total other operating expenses	7,625	2,016		9,641

Total operating expenses	60,024			60,024

Income from operations	14,102			14,102

Interest, dividend, investment and other income (expense), net
Interest, dividend and investment income	618			618
Interest expense	(5,618)			(5,618)
Other expenses
Interest, dividend, investment and other income (expense), net	(5,000)			(5,000)

Income before provision for income taxes	9,102			9,102

Provision for income taxes	3,556			3,556

Net income	$5,546	$		$5,546

The following adjustments are included in the preparation of the statement of income:

(A)                              Reclassification of stock-based compensation from adjusted EBITDA expenses to other operating expenses.

Table K

RISKMETRICS GROUP, INC.

UNAUDITED AS ADJUSTED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(AMOUNTS IN THOUSANDS)

	RISKMETRICS GROUP, INC. JANUARY 1 TO JUNE 30, 2008	ADJUSTMENTS		AS ADJUSTED

Revenues	$145,346			$145,346

Operating cost and expenses:
Cost of revenues	45,880	(1,998	)(A)	43,882
Research and development	20,866	(1,452	)(A)	19,414
Selling and marketing	18,486	(953	)(A)	17,533
General and administrative	18,743	(974	)(A)	17,571
		(198	)(B)
Total adjusted EBITDA expenses	103,975	(5,575)		98,400

Depreciation and amortization of property and equipment	4,280			4,280
Amortization of intangible assets	10,912			10,912
Loss on disposal of property and equipment	26			26
Total other operating expenses	15,218	5,575		20,793

Total operating expenses	119,193			119,193

Income from operations	26,153			26,153

Interest, dividend, investment and other income (expense), net
Interest, dividend and investment income	1,241			1,241
Interest expense	(15,105)			(15,105)
Other expenses	(2,613)			(2,613)
Interest, dividend, investment and other income (expense), net	(16,477)			(16,477)

Income before provision for income taxes	9,676			9,676

Provision for income taxes	3,783			3,783

Net income	$5,893	$		$5,893

The following adjustments are included in the preparation of the statement of income:

(A)                              Reclassification of stock-based compensation from adjusted EBITDA expenses to other operating expenses.

(B)                                Reclassification of lease exit costs from adjusted EBITDA expenses to other operating expenses.